UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2006

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2006 the shareholders of MTS Systems Corporation (the “Company”) approved the MTS Systems Corporation 2006 Stock Incentive Plan (the “Plan”) pursuant to which equity awards may be granted to, among others, directors and executive officers of the Company. The Plan permits up to 2,500,000 of stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units and other awards in stock and/or cash. A copy of the Plan, which is incorporated by reference herein, is attached hereto as Exhibit 99.1.

Also on January 31, 2006, each non-employee director of the Company was granted 2,200 shares of restricted stock pursuant to the Plan. The form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Directors is attached hereto as Exhibit 99.2 and the Uniform Terms and Conditions Applicable to Restricted Stock is attached hereto as Exhibit 99.3.

Also, on January 31, 2006 MTS Systems Corporation (the “Company”) entered into a severance agreement with Douglas E. Marinaro.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – MTS Systems Corporation 2006 Stock Incentive Plan.
Exhibit 99.2 – Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Directors.
Exhibit 99.3 – Uniform Terms and Conditions Applicable to Restricted Stock.
Exhibit 99.4 – Severance Agreement for Douglas E. Marinaro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: February 7, 2006	By:	/s/ Susan E. Knight

Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Exhibit 99.1 – MTS Systems Corporation 2006 Stock Incentive Plan
99.2	Exhibit 99.2 – Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Directors.
99.3	Exhibit 99.3 – Uniform Terms and Conditions Applicable to Restricted Stock.
99.4	Exhibit 99.4 - Severance Agreement for Douglas E. Marinaro.